企业法人营业执照

编号：№ 1039271

（副　本）(2-1)

注册号　110000450104722

名　　称	海博科技（北京）有限公司
住　　所	北京市朝阳区东三环南路17号京瑞大厦B座11层A室
法定代表人	武伟
注册资本	美元200万元
实收资本	美元0万元
公司类型	有限责任公司(外国法人独资)
经营范围	许可经营项目：无 一般经营项目：软件开发；转让自有技术；技术服务；销售自行开发的软件。 （下期出资时间为2009年10月02日）

股东（发起人）　美国海博有限公司

营业期限　自　2009年07月03日至　2039年07月02日

成立日期　2009年07月03日

须　知

1. 《企业法人营业执照》是企业法人资格和合法经营的凭证。
2. 《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3. 《企业法人营业执照》正本应当置于住所的醒目位置。
4. 《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5. 登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6. 每年三月一日至六月三十日，应当参加年度检验。
7. 《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8. 办理注销登记，应当交回《企业法人营业执照》正本和副本。
9. 《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

登记机关　北京市工商行政管理局

2009年07月03日

中华人民共和国外商投资企业

批准证书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH FOREIGN INVESTMENT IN THE PEOPLE'S REPUBLIC OF CHINA

批准号 APPROVAL NUMBER　商外资 京资 字[2009]05173号

进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE　1100690602077

批准日期 DATE OF APPROVAL　二00九年　十九日 YEAR / MONTH / DAY

发证日期 DATE OF ISSUE　二00九年　月　十九日 YEAR / MONTH / DAY

发证序号　1100044792

北京市人民政府

№ 0473833

企业名称 NAME OF ENTERPRISE	中文 CHINESE	海博科技（北京）有限公司		
	英文 ENGLISH			
企业地址 ADDRESS	北京市朝阳区东三环南路17号京瑞大厦B座11层A室			
企业类型 TYPE OF BUSINESS	外资企业		经营年限 DURATION OF OPERATION	叁拾年
投资总额 TOTAL INVESTMENT	贰佰万美元			
注册资本 REGISTERED CAPITAL	贰佰万美元			
经营范围 BUSINESS SCOPE	软件开发；转让自有技术；技术服务；销售自行开发的软件。			

投资者名称（中、英文） NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
HYPERERA, INC.	美国	出资200万美元

副本1

开户许可证

核准号: J1000083668901

编 号: 1000-01290376

经审核，海博科技（北京）有限公司符合开户条件，准予开立基本存款账户。

法定代表人（单位负责人）武伟

开户银行 中国银行股份有限公司北京世纪财富中心支行

账 号 825923159008092001

发证机关（盖章）

200[illegible]年0[illegible]月25日

账户管理
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